FOR IMMEDIATE RELEASE
---------------------

               COMMSCOPE ANNOUNCES MAJOR COST REDUCTION PLAN;
                ANNOUNCES NEW PRICING FOR SELECTED PRODUCTS;
  UPDATES THIRD QUARTER GUIDANCE AND PROVIDES FOURTH QUARTER 2004 OUTLOOK
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HICKORY, NC -- (OCTOBER 11, 2004) CommScope, Inc. (NYSE: CTV), a world leader in cable and connectivity solutions, today announced major cost-reduction initiatives involving a manufacturing subsidiary. CommScope also announced planned price increases for selected products and provided financial guidance for the second half of 2004. CommScope will host a conference call at 5:00 p.m. EDT today to discuss these issues.

"We have made excellent progress with the integration of the Connectivity Solutions business purchased from Avaya Inc., but we face ongoing cost pressures and intense global competition," said Frank M. Drendel, CommScope Chairman and Chief Executive Officer. "We will continue to take actions that we believe will reduce cost, improve operations and enhance our competitive position over the longer term. We also plan to increase prices for certain products in order to recover higher-than-expected costs of key raw materials."

COST REDUCTION AND ORGANIZATIONAL INITIATIVES
---------------------------------------------
Connectivity Solutions Manufacturing, Inc., an indirect manufacturing subsidiary of CommScope, today adopted organizational and cost-reduction initiatives at its Omaha, Nebraska site. These long-term manufacturing initiatives are designed to improve the competitive position of these operations and are expected to be substantially in place by mid-year 2005. The incremental cash cost of this plan is currently projected to be roughly $10 to $15 million, with as much as half of the cost expected to be recorded in the fourth quarter of 2004. The principal costs are expected to be incurred for process improvements, equipment relocation, building consolidation and employee-related expenses.

Annualized savings resulting from this plan are currently projected to be $20 to $25 million once the initiatives are in place. The actual costs and benefits may differ from the projected estimates as a result of a number of uncertainties including business conditions, sales volumes, pricing and seasonality, among others. Specifics of the cost reduction plan are expected to be finalized later this year.

The 2.4 million square foot Omaha site is the largest production facility for SYSTIMAX(R), ExchangeMAX(R) and Integrated Cabinet Solutions products. The facility was purchased from Avaya in conjunction with the acquisition of the Connectivity Solutions business on January 31, 2004.

PRICE INCREASE
--------------
CommScope continues to face increased commodity cost pressure, particularly for plastics, polymers and metals. Due to escalating material costs, CommScope intends to increase pricing for essentially all major product groups. Prices for selected products will be increased approximately three percent to nine percent with implementation generally beginning January 1, 2005.

UPDATED 2004 GUIDANCE
---------------------
CommScope expects third quarter 2004 results to be generally consistent with its previous operating guidance, which was provided on July 27.

The Company currently expects third quarter revenues to be approximately $307-$311 million and gross margin to be approximately 24.7-25.2% of sales. Selling, general and administrative (SG&A) cost for the third quarter is expected to be approximately 16.5-17.0% of sales, while research and development (R&D) cost is expected to be roughly 2.3-2.5% of sales.

CommScope's previous operating guidance for the third quarter, provided on July 27, 2004, was revenue of $300-$320 million, gross margin of 24-25% of sales, SG&A of 16-17% of sales, and R&D of 2-3% percent of sales.

"We are pleased with our progress as reflected in our preliminary third-quarter operating performance," said Jearld L. Leonhardt, Executive Vice President and Chief Financial Officer. "However, as we look ahead to the fourth quarter of 2004, we expect sales to be 5-10% lower than the seasonally strong third quarter level. We also anticipate higher raw material costs and increased SG&A expenses in the fourth quarter. SG&A continues to be affected by increasing costs for regulatory compliance and marketing expenses.

"Excluding costs associated with the Omaha initiatives, we expect fourth quarter gross margin to be approximately 24.0-25.0% of sales and SG&A to be around 18.5-19.5% of sales, depending upon sales volumes. R&D is expected to remain around 2.5-3.0% of sales. As we move through 2005, we expect to see the positive impact on margins of new prices as well as benefits from the initiatives at Omaha," Leonhardt added.

CommScope plans to release full third quarter results on November 1, 2004.

ANALYST CONFERENCE SET FOR NOVEMBER 16
--------------------------------------
CommScope plans to host an analyst conference on Tuesday, November 16, 2004, from 9:00 a.m. to 12:30 p.m. at the Millenium Broadway Hotel in New York City. All interested investors are invited to participate via a live audio and slide presentation at http://www.commscope.com. A replay of the webcast will be made available for a limited period following the conference.

For more information, please contact CommScope Investor Relations at 828-323-4848.

CONFERENCE CALL INFORMATION
---------------------------
CommScope will host a conference call/webcast at 5:00 p.m. EDT today to discuss the cost-reduction program, updated guidance and planned price increases. You are invited to listen to the conference call or webcast with Frank Drendel, Chairman and CEO, Brian Garrett, President and COO, and Jearld Leonhardt, Executive Vice President and CFO.

To participate in the conference call, domestic and international callers should dial 212-676-5400. Please plan to dial in 10-15 minutes before the start of the call to facilitate a timely connection. The live, listen-only audio of the conference call will also be available via the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=101146&eventID
=953607

If you are unable to participate in the call and would like to hear a replay, beginning on Oct. 12, 2004 you may dial 800-633-8284. International callers should dial +1-402-977-9140 for the replay. The replay ID is 21210334 and it will be available through Monday, October 18. A webcast audio replay will also be archived for a limited period of time following the conference call via the Internet on CommScope's web site (http://www.commscope.com).

ABOUT COMMSCOPE
CommScope (NYSE: CTV) (http://www.commscope.com) is a world leader in the design and manufacture of "last mile" cable and connectivity solutions for communication networks. Through our SYSTIMAX(R) Solutions and Uniprise Solutions(TM) brands we are the global leader in structured cabling systems for business enterprise applications. We are also the world's largest manufacturer of coaxial cable for Hybrid Fiber Coaxial (HFC) applications. Backed by strong research and development, CommScope combines technical expertise and proprietary technology with global manufacturing capability to provide customers with high-performance wired or wireless cabling solutions.

FORWARD-LOOKING STATEMENTS
--------------------------
This press release contains forward-looking statements regarding, among other things, the business position, plans, transition, outlook, margins, revenues, earnings, synergies and other financial items relating to CommScope, and integration and restructuring plans related to CommScope's acquisition of substantially all of the assets and certain liabilities of Connectivity Solutions ("the acquisition") that are based on information currently available to management, management's beliefs and a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause the actual results to differ materially from those currently expected. The potential risks and uncertainties that could cause actual results of CommScope to differ materially include, but are not limited to, the ability to recover higher material and transportation costs from our customers through price increases; the challenges of the CommScope Solutions Manufacturing, Inc. organizational and cost-reduction initiatives at the Omaha site, the ongoing transition, integration and restructuring associated with the acquisition; the challenges of achieving anticipated synergies; the ability to retain qualified employees and existing business alliances; maintaining satisfactory relationships with represented employees; customer demand for our products, applications and services; post-closing adjustments; any statements of belief and any statements of assumptions underlying any of the foregoing; expected demand from major domestic MSOs; telecommunications industry capital spending; ability to maintain successful relationships with our major distributors; industry consolidation; ability of our customers to secure adequate financing to fund their infrastructure projects or to pay us; product demand and industry excess capacity; changes or fluctuations in global business conditions; competitive pricing and acceptance of our products; changes in cost and availability of key raw materials, especially those that are available only from limited sources; possible future impairment charges for goodwill and other long-lived assets; industry competition and the ability to retain customers; possible disruption due to customer or supplier bankruptcy, reorganization or restructuring; our ability to obtain financing and capital on commercially reasonable terms; covenant restrictions and our ability to comply with covenants in our debt agreements; successful operation of our vertical integration activities; successful expansion and related operation of our facilities; achievement of sales, growth and earnings goals; ability to achieve reductions in costs; ability to retain and attract key personnel; developments in technology; intellectual property protection; product performance issues and associated warranties; regulatory changes affecting us or the industries we serve; any adjustments required by the Securities and Exchange Commission in connection with its review of our public filings; acquisition activities and the ability to integrate acquisitions; the accounting and financial reporting impact of our stock options and convertible debt; environmental issues; terrorist activity or armed conflict; political instability; major health concerns and other factors. For a more complete description of factors that could cause such a difference, please see CommScope's filings with the Securities and Exchange Commission. In providing forward-looking statements, the Company does not intend, and is not undertaking any duty or obligation, to update these statements as a result of new information, future events or otherwise.

CONTACTS:
PHIL ARMSTRONG               BETSY LAMBERT, APR
INVESTOR RELATIONS           MEDIA RELATIONS
(828) 323-4848               (828) 323-4873